UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2022

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	OCN	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Definitive Material Agreement.

On May 2, 2022, PHH Mortgage Corporation (“PHH”), a wholly-owned subsidiary of Ocwen Financial Corporation (“Ocwen” or the “Company”), entered into amendments to the following three agreements with certain subsidiaries of New Residential Investment Corp. (“NRZ”), the terms of which have been previously disclosed in Ocwen’s filings with the Securities and Exchange Commission: (a) Subservicing Agreement dated as of August 17, 2018 by and between PHH and NewRez LLC (formerly known as New Penn Financial, LLC) d/b/a Shellpoint Mortgage Servicing; (b) Subservicing Agreement dated as of July 23, 2017 by and between PHH and New Residential Mortgage LLC; and (c) New RMSR Agreement dated as of January 18, 2018 by and among PHH and New Residential Mortgage LLC, HLSS Holdings, LLC and HLSS MSR – EBO Acquisition LLC (collectively, the “Agreements”).

The amendments modified the terms of the Agreements as follows: (i) the term of each Agreement is extended to December 31, 2023; (ii) subsequent term extensions will be automatic one-year renewals, unless PHH provides six months’ advance notice of termination, or the NRZ parties provide three months’ advance notice of termination at the end of the then-current term; and (iii) the parties will share a portion of some ancillary revenues. In addition, the amendments provided for certain immaterial modifications and clarifications of existing terms.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File formatted in online XBRL (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION
(Registrant)

Date: May 4, 2022	By:	/s/ June C. Campbell
June C. Campbell
Chief Financial Officer